UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2013

DOMARK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136247	20-4647578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 S. Ronald Reagan Blvd, Suite 134
 Longwood, Florida 32750
(Address of principal executive offices) (Zip Code)

(321) 250-4996
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

This Form 8-K/A corrects certain items in the Form 8-K previously filed by Domark International, Inc. ("Domark" or the "Company") on September 16, 2013.

On August 30, 2013, Domark dismissed HJ & Associates, LLC ("HJ & Associates") as its independent accountant. The decision to dismiss HJ & Associates was taken by the Company's Board of Directors.

HJ & Associates did not render an audit opinion as to the Company's financial statements.

There were no disagreements between Domark and HJ & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of HJ & Associates, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

On August 30, 2013, Domark appointed ZBS Group, LLP ("ZBS") as its independent accountant. This appointment was ratified by the Company's Board of Directors. Neither Domark or anyone on its behalf consulted ZBS regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a .disagreement or a reportable event.

Domark has provided HJ & Associates and ZBS with a copy of the disclosures set forth in this Form 8-K and requested that they provide a letter addressed to the Securities and Exchange Commission stating whether they agree or disagree with the same.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Title

16.1	Letter from HJ & Associates, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMARK INTERNATIONAL, INC.

Dated: September 16, 2013	By:	/s/ Andrew Ritchie
Andrew Ritchie
Chief Executive Officer

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